Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Amendment No. 3 to Form F-4 of China Advanced Construction Materials Group, Inc. of our report dated September 28, 2017 with respect to the consolidated financial statements of China Advanced Construction Materials Group, Inc. and Subsidiaries included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2017, filed with the Securities and Exchange Commission on September 28, 2017.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York
September 20, 2018